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                                                                    EXHIBIT 5(a)


                       [HAYNES AND BOONE, LLP LETTERHEAD]



                               December 11, 1998


Texas-New Mexico Power Company
4100 International Plaza
P.O. Box 2943
Fort Worth, Texas  76113


     Re: Registration of $200,000,000 in Aggregate Principal Amount of Senior Notes and First Mortgage Bonds

Gentlemen:

     We have acted as counsel to Texas-New Mexico Power Company, a Texas corporation (the "Company"), in connection with the registration and sale under the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in aggregate principal amount of senior notes (the "Notes") pursuant to an Indenture to be entered into between Chase Bank of Texas, N.A. (the "Trustee") and the Company (the "Indenture"), which Notes are to be secured by First Mortgage Bonds of one or more series (the "Senior Note Mortgage Bonds") to be issued under one or more supplemental indentures thereto (each, a "Supplemental Mortgage Indenture") to the Indenture of Mortgage and Deed of Trust, dated as of November 1, 1944, between Community Public Service Co. (now known as the Company) and City National Bank and Trust Company of Chicago, Chicago, Illinois (whose current successor is U.S. Bank Trust, N.A.) (the "Mortgage Trustee"), as supplemented and amended by the Supplemental Mortgage
Indentures thereto (collectively, the "Mortgage Indenture").   The Notes and the
Senior Note Mortgage Bonds are being registered pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as subsequently amended or supplemented (the Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

     In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect
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Texas-New Mexico Power Company
December 11, 1998
Page 2

to the issuance by the Company of the Notes and the Senior Note Mortgage Bonds;
(iii) the Registration Statement and all exhibits thereto; (iv) the form of Indenture and the Supplemental Mortgage Indenture; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

     In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Articles of Incorporation, the Bylaws, certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers, directors and agents of the Company, upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy, and upon governmental officials. In rendering the opinions expressed below, we have assumed (i) that the Indenture and the Supplemental Mortgage Indenture will be executed in substantially the same form submitted to us, (ii) the due execution and delivery of the Indenture and the Supplemental Mortgage Indenture by the Trustee and the Mortgage Trustee, respectively, and (iii) that the Indenture and the Supplemental Mortgage Indenture, when executed and delivered, will constitute the legal, valid and binding obligation of the Trustee and the Mortgage Trustee, respectively.

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when (a) the Indenture and the Supplemental Mortgage Indenture have been duly executed by the parties thereto, and (b) the Notes and the Senior Note Mortgage Bonds have been duly executed and delivered by the Company, authenticated by the Trustee and the Mortgage Trustee, respectively, and issued in accordance with the terms of the Indenture and the Mortgage Indenture, respectively, the Notes and the Senior Note Mortgage Bonds will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the rights of creditors generally, (2) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (3) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In rendering the opinions expressed herein, we express no opinion as to the enforceability of provisions of the Indenture, the Mortgage Indenture, the Notes and the Senior Note Mortgage Bonds to the
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Texas-New Mexico Power Company
December 11, 1998
Page 3

extent that such provisions (i) state that the delay or omission of the Trustee or the Mortgage Trustee, as applicable, or of any holder of any Note or Senior Note Mortgage Bond, as applicable, in the exercise of any right or remedy accruing upon any Event of Default (as defined in the Indenture or the Mortgage Indenture, as applicable) will not impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or
(ii) state that the invalidity, illegality or unenforceability of any provision of the Indenture, the Mortgage Indenture, the Notes or the Senior Note Mortgage Bonds will not affect or impair the validity, legality or enforceability of the remaining provisions of the Indenture, the Mortgage Indenture, the Notes or the Senior Note Mortgage Bonds, as applicable, to the extent that the enforcement of the remaining provisions would frustrate the fundamental intent of the parties to such documents. In addition, certain other provisions of the Notes and the Senior Note Mortgage Bonds may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America; provided, however, that the inclusion of any such provisions and any limitations imposed by such laws on the enforceability of the Notes and the Senior Note Mortgage Bonds will not affect the validity or enforceability as a whole of any of the Notes or the Senior Note Mortgage Bonds, as applicable, and will not prevent the holders thereof from the ultimate realization of the practical rights and benefits afforded by such documents, except for the economic consequences of any judicial, administrative or other procedural delay which may result from the application of any such law.

     The opinions expressed above are specifically limited to the laws of the State of New York, the laws of the State of Texas, and the federal laws of the United States of America.

     This opinion (i) is rendered solely for your benefit in connection with the issuance of the Notes and the Senior Note Mortgage Bonds, (ii) may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and
(iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.
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Texas-New Mexico Power Company
December 11, 1998
Page 4

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the references to our firm under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement.


                              Very truly yours,


                              /s/ Haynes and Boone, LLP
                              -------------------------
                              Haynes and Boone, LLP